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                                                                   Exhibit 99.12

                                                                            COPY

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

NORTH FORK BANCORPORATION, INC.,                )
                                                )
      Plaintiff,                                )
                                                )     Civil Action No. 17850NC
v.                                              )
                                                )
DIME BANCORP, INC., a Delaware Corporation,     )
RICHARD W. DALRYMPLE, FRED B. KOONS,            )
MARGARET OSMER-MCQUADE, HOWARD                  )
SMITH, FREDRICK C. CHEN, J. BARCLAY             )
COLLINS II, JAMES F. FULTON, VIRGINIA           )
M. KOPP, JAMES M. LARGE, JR., JOHN              )
MORNING, SALLY HERNANDEZ-PINERO,                )
DR. PAUL A. QUALBEN, EUGENE 0.                  )
SCHULZ, JR., DR NORMAN R. SMITH                 )
LAWRENCE J. TOAL and HUDSON UNITED              )
BANCORP.,                                       )
                                                )
      Defendants.

                                    COMPLAINT

      Plaintiff North Fork Bancorporation, Inc. ("North Fork"), by and through its undersigned counsel, by and for its complaint, alleges upon knowledge as to itself and upon information and belief as to all other matters, as follows:

      1. Plaintiff North Fork has today announced its intention to commence an exchange offer (the "Exchange Offer" or the "North Fork Exchange Offer") to acquire all of the outstanding shares of Dime Bancorp, Inc. ("Dime") for 0.9302 shares of North Fork stock and $2.00 in cash for each Dime share, representing a
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41% premium over the implied value to Dime's shareholders of the Dime-Hudson merger (as defined below), based on the closing prices of North Fork and Hudson common stock on the New York Stock Exchange on March 3, 2000.

      2. On September 15, 1999, defendants Dime and Hudson United Bancorp ("Hudson") entered into a Merger Agreement (the "Merger Agreement"), which provided for the merger of Hudson with and into Dime (the "Dime-Hudson Merger"), with the surviving entity remaining a Delaware corporation to be named "Dime United Bancorp, Inc." ("Dime United").

      3. Under the Merger Agreement, each Hudson stockholder would receive one share of Dime United per Hudson share and each Dime stockholder would receive
0.60255 shares of Dime United per Dime share. According to public sources, if the Merger is successfully completed, Dime stockholders will own 56%, and Hudson stockholders will own 44%, respectively, of Dime United stock.

      4. The Merger Agreement, by its express terms, prevents the Board of Directors of Dime (the "Dime Board") from exercising their fiduciary duties under Delaware law. Among other things, the Merger Agreement contains three provisions designed to preclude, and which have the effect of precluding, the Dime Board from becoming properly informed about whether or not to recommend the North Fork Exchange Offer. These provisions are also unreasonably preclusive and coercive, and are specifically designed by both parties to preclude other alternatives and to


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coerce Dime shareholders into approving the Merger Agreement at the scheduled special meeting on March 15, 2000.

      5. Dime and Hudson agreed in their Merger Agreement that neither party, under all circumstances and without any exceptions, would: (i) negotiate or have any discussion with any other party regarding an acquisition proposal (the "No Talk" provision); (ii) modify or withdraw its recommendation that its stockholders approve the Dime-Hudson Merger (the "Affirmative Recommendation" provision); or (iii) terminate the Merger Agreement before June 30, 2000 - even if the shareholders of either company fail to approve the merger at special shareholder meetings currently scheduled for March 15, 2000 (the "Termination" provision) (collectively, the "Offending Provisions").

      6. The Director Defendants failed to exercise due care when they negotiated these terms and entered into the Merger Agreement.

      7. North Fork's Exchange Offer is non-discriminatory, non-coercive, and provides a substantial premium to Dime stockholders in exchange for their Dime shares. Through the Exchange Offer and a proposed second step-merger, North Fork intends to acquire control of, and ultimately the entire equity interest in, Dime. However, the Exchange Offer is conditioned upon, among other things, the valid termination of the Merger Agreement.

      8. North Fork objects to the Offending Provisions because their effect is to preclude the Dime Board from even considering whether or not to withdraw its


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recommendation of the Dime-Hudson merger. Moreover, because the No Talk provision does not contain any "fiduciary out" or other exception, North Fork is not even in the position to invite Dime to enter into discussions about North Fork's Exchange Offer because of the possibility that Dime or Hudson could allege that North Fork is improperly interfering with the Merger Agreement. Accordingly, North Fork seeks, among other things, declaratory and injunctive relief invalidating the Offending Provisions of the Merger Agreement

      9. North Fork's Exchange Offer is not intended to, and will not, improperly or tortiously interfere in any respect with the Merge Agreement.

                                   THE PARTIES

      10. Plaintiff North Fork is a publicly traded corporation organized and existing under the laws of the State of Delaware. North Fork has been a shareholder of Dime at all times relevant to this litigation.

      11. Defendant Dime is a corporation organized and existing under the laws of the State of Delaware.

      12. Defendant Lawrence Toal is the Chairman, Chief Executive Officer, President, and Chief Operating Officer of Dime.

      13. The other directors of Dime include defendants Richard W. Dalrymple, Fred B. Koons, Margaret Osmer-McQuade, Howard Smith, Fredrick C. Chen, J. Barclay Collins II, James F. Fulton, Virginia M. Kopp, James M. Large, Jr., John Morning, Sally Hernandez-Pinero, Dr. Paul A. Qualben, Eugene G. Schulz, Jr., and


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Dr. Norman R. Smith (collectively with Mr. Toal, the "Dime Board" or "Director
Defendants").

      14. Defendant Hudson is a corporation organized and existing under the laws of the State of New Jersey.

                        THE DIME-HUDSON MERGER AGREEMENT

      15. On September 15, 1999, Dime and Hudson announced they had entered into the Merger Agreement, under which Hudson and Dime agreed to merge to form Dime United in a transaction valued at approximately $3.6 billion (representing the combined market capitalization of both companies) at the time the agreement was announced.

      16. Under the Merger Agreement, each share of Hudson would be converted into one Dime United share, and each share of Dime would be converted into
0.60255 Dime United shares. According to public sources, Dime's shareholders would control approximately 56% of Dime United after the merger, while Hudson's shareholders would control approximately 44%. The Board of Directors of the combined Delaware company would consist of 13 former directors of Dime and 12 former directors of Hudson, with Mr. Toal (of Dime) as Chairman and CEO.

      17. Special meetings of both Dime and Hudson stockholders have been scheduled for March 15, 2000 for purposes of voting on the Merger Agreement.


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      18. The effect of the No Talk, Affirmative Recommendation, and the
Termination provisions is to create a preclusive and coercive structural barrier to an alternative transaction, such as North Fork's, in violation of Delaware law.

      19. Section 6.3 of the Merger Agreement contains the "No Talk" provision, which provides that Dime and Hudson may not:

      initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementing of any proposal or offer with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or substantially part of the assets or any equity securities of, it or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any such person relating to an Acquisition Proposal.

(emphasis added). Notably absent is any provision that would permit the Dime Board to exercise its fiduciary duties under Delaware law to make an informed judgment about whether or not to negotiate with third-party suitors it the circumstances so warranted. Because the No Talk provision does not contain any "fiduciary out" or other exception, North Fork is not even in the position to invite Dime to enter into discussions about North Fork's Exchange Offer because of the possibility that Dime or Hudson could allege that North Fork is improperly interfering with the Merger Agreement.

      20. Section 6.3 of the Merger Agreement creates the legal equivalent of willful blindness on the part of the Director Defendants. The Director Defendants have contracted away their duty to be informed of all material information reason-


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ably available, thus completely foreclosing the opportunity to discuss alternative transactions with third party suitors. This provision, together with the Affirmative Recommendation provision, prevents the Dime Board from exercising its fiduciary duty to make an informed judgment whether or not to withdraw its recommendation of the Dime-Hudson merger.

      21. Section 6.4 of the Merger Agreement contains an unqualified contractual obligation to recommend the Merger Agreement notwithstanding any future developments and provides that:

      The Board of Directors of each of Dime and Hudson will recommend ... adoption [of the Dime-Hudson Merger], and each of Dime and Hudson will take all reasonable action to solicit such adoption by its respective stockholders....

(emphasis added). This covenant also contains no provision that would permit the Dime Board to exercise its fiduciary duties wider Delaware law to withdraw, modify, or amend its recommendation that Dime shareholders approve the Dime-Hudson Merger if the circumstances require.

      22. Section 6.4 creates an unqualified, affirmative obligation on the part of the Dime Board to recommend the Merger Agreement, notwithstanding the emergence of facts or circumstances which cause the Dime Board to conclude that the Merger Agreement is no longer advisable. As such, this provision violates
Section 252(c) of the Delaware General Corporation Law, which incorporates the provisions of Section 251(c), specifying that: "[t]he terms of the agreement may


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require that the agreement be submitted to the stockholders whether or not the board of directors determines at any time subsequent to declaring its advisability that the agreement is no longer advisable and recommends that the stockholders reject it." (Emphasis added). Section 6.4 prevents the Dime Board from exercising its fiduciary duty to make an informed judgment whether or not to withdraw its recommendation of the Dime-Hudson Merger.

      23. The Director Defendants have also purportedly agreed not to terminate the Merger Agreement -- even in the event of a stockholder vote rejecting the Merger Agreement -- until June 30, 2000. Section 12 provides that:

      "[t]his Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either Dime or Hudson if the Merger shall not have been consummated by June 30, 2000..."

The practical effect of this provision is to prevent Dime from seriously considering the North Fork Exchange Offer until on or after June 30, 2000.

      24. Section 6.2 violates Delaware law and the Dime Board's fiduciary duties to Dime and its shareholders.

      25. Taken separately or collectively, the No Talk (Section 6.3), Affirmative Recommendation (Section 6.4), and Termination (Section 8.2) provisions fail to account for the Dime Board's obligation under Delaware law to use informed judgment with respect to even considering whether or not to withdraw its recommendation of the Dime-Hudson Merger. These provisions are not reasonable in relation to any perceived threat, are coercive and preclusive, and fall outside the range of


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reasonableness. Moreover, the Dime Board, in permitting these and other provisions in the Merger Agreement, failed to negotiate with care to retain sufficient flexibility to ensure that Dime shareholders would not be unfairly coerced into accepting a less than optimal exchange for their shares.

      26. Subject to certain conditions set forth in North Fork's publicly available filings, North Fork's Exchange Offer is to acquire each outstanding Dime share for 0.9302 shares of North Fork stock and $2.00 in cash.

                               IRREPARABLE INJURY

      27. Defendants' conduct has irreparably harmed and, unless enjoined, will continue to irreparably harm North Fork by depriving it of the unique opportunity to acquire Dime. North Fork's resulting injury is not compensable in monetary damages and, therefore, it has no adequate remedy at law.

                                     COUNT I

      28. North Fork repeats and realleges each of the preceding paragraphs as if fully set forth here.

      29. By virtue of their positions as directors of Dime, the Director Defendants owe fiduciary duties to Dime and its shareholders, which include the obligation to make fully informed decisions on behalf of Dime and its shareholders, conduct the affairs of Dime with loyalty and care, and not to take unreasonable defensive measures that are disproportionate to any perceived threat posed to Dime


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      30. The Offending Provisions of the Merger Agreement violate both Delaware common and statutory law.

      31. The Offending Provisions of the Merger Agreement are unreasonable in relation to any threat perceived by the Dime Board, are coercive and preclusive in their effect, and fall outside the range of reasonableness.

      32. The Director Defendants breached their duties of care and loyalty by entering into the Merger Agreement, specifically by agreeing with Hudson to include the Offending Provisions.

      33. The Director Defendants have breached and are threatening further to breach their fiduciary duties to Dime and its shareholders by failing to inform themselves of all material information reasonably available, thereby preventing themselves from making an informed decision with respect to even considering whether or not to withdraw its recommendation of the Dime-Hudson merger.

      34. The Director Defendants have further breached their fiduciary duties by purposefully engaging in a course of conduct with Hudson intended to coerce Dime shareholders to vote in favor of the Dime Board's preferred transaction with Hudson despite the superiority of the North Fork Exchange Offer. The Director Defendants' conduct was not the product of a reasonable inquiry and investigation, and unreasonably precludes a transaction offering superior value to Dime shareholders.

      35. Unless enjoined by this Court, the Director Defendants will continue


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to breach their fiduciary duties and violate Delaware law to the detriment of
Dime and its shareholders and North Fork, and will continue to improperly employ the Offending Provisions and pursue the Merger Agreement with Hudson.

      36. North Fork has no adequate remedy at law.

                                    COUNT II

      37. North Fork repeats and realleges each of the preceding paragraphs as if fully set forth here.

      38. By virtue of their positions as directors of Dime, the Director Defendants owe fiduciary duties to the shareholders of Dime, which include, but are not limited to, the duty to negotiate terms of a merger agreement with due care and loyalty, to make informed decisions on behalf of Dime, and to not take unreasonable defensive measures that are disproportionate to any perceived threat posed to Dime.

      39. As stated above, the Director Defendants have breached their fiduciary duties to the detriment of Dime and its shareholders and North Fork, and will continue to do so.

      40. Hudson has purposefully availed itself of Delaware law and has knowingly participated in the Dime Board's breach of its fiduciary duties by insisting upon and agreeing to the Offending Provisions in the Merger Agreement which were specifically designed by Hudson and Dime to preclude any other bids, and to coerce Dime shareholders into approving the Merger Agreement.


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      41. Unless enjoined, Hudson will continue to aid and abet the Dime Board's breaches of its fiduciary duties to Dime and its shareholders.

      42. North Fork has no adequate remedy at law.

      WHEREFORE, North Fork prays for judgment as follows:

      (i) Declaring that the Offending Provisions of the Merger Agreement are invalid and unenforceable;

      (ii) Temporarily, preliminarily and permanently enjoining Dime and the Dime Board from taking any steps to enforce the Offending Provisions of the Merger Agreement.

      (iii) Enjoining Hudson from aiding and abetting the Dime Board's breaches of its fiduciary duties of loyalty and care;

      (iv) Granting plaintiffs the costs of this action, including reasonable attorneys' fees; and

      (v) Awarding such further relief and declaration of the rights and legal relations of the parties to this action as the Court may deem appropriate.

                                        BOUCHARD MARGULES &
                                            FRIEDLANDER


                                        /s/ David J. Margules
                                        ----------------------------------------
                                        David J. Margules (ID. No. 2254)
                                        Joanne P. Pinckney (ID. No. 3344)
                                        222 Delaware Avenue, Suite 1102
                                        Wilmington, DE 19801
                                        (302) 573-3500
                                        Attorneys for Plaintiff North Fork
                                        Bancorporation, Inc.

Dated: March 6, 2000


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